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                                 EXHIBIT 99.3
                    RESTATED CERTIFICATE OF INCORPORATION


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                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           SOURCECORP, INCORPORATED

        The undersigned, Ed H. Bowman, Jr., President of SOURCECORP, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

        1.      The name of the Corporation is SOURCECORP, Incorporated.

        2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on September 22, 1994 and the name under which the Corporation was originally incorporated is F.Y.I. Incorporated. An Amended and Restated Certificate of Incorporation was filed in the Office of the Secretary of State of the State of Delaware on October 23, 1995.

        3. The name of the Corporation was changed to SOURCECORP, Incorporated following the filing of a Certificate of Ownership and Merger effective February 14, 2002.

        4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law, the Board of Directors having approved this Restated Certificate of Incorporation by unanimous written consent, and is being filed pursuant to Section 245 of the Delaware General Corporation Law.

        5. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        6. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                             "ARTICLE ONE

        The name of the Corporation is SOURCECORP, Incorporated.

                              ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is 15 East North, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is United Corporate Services, Inc.

                             ARTICLE THREE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


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                              ARTICLE FOUR

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty seven million (27,000,000), divided into two classes of which one million (1,000,000) shares, par value $.01 per share, shall be designated Preferred Stock (the "Preferred Stock"), and twenty six million (26,000,000) shares, par value $.01 per share, shall be designated Common Stock (the "Common Stock").

        A.      PREFERRED STOCK

        The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

        B.      COMMON STOCK

        1. DIVIDENDS. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation.

        2. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock may be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

        3. VOTING RIGHTS. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Corporation.

                                 ARTICLE FIVE

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter and repeal the By-laws of the Corporation.

                                 ARTICLE SIX

        The Corporation reserves the right to amend, alter, change or repeal any provision in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                               ARTICLE SEVEN

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any


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repeal or modification of this ARTICLE SEVEN shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE EIGHT

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the Corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

                                 ARTICLE NINE

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."


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        IN WITNESS WHEREOF, the undersigned has executed this Restated
Certificate of Incorporation on behalf of the Corporation as of this 14th day of February, 2002.

                                      SOURCECORP, INCORPORATED

                                      By: /s/ Ed H. Bowman, Jr.
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                                          Ed H. Bowman, Jr., President and Chief
                                          Executive Officer



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